Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Reports First Quarter 2015 Results

●	Net Loss Attributable to The Phoenix Companies, Inc. of $74.0 million, driven by non-recurring charge for litigation settlement and unfavorable mortality
●	Holding Company Cash and Non-affiliated Securities at $83.1 million
●	Phoenix Life Insurance Company (“PLIC”) Statutory Surplus and AVR at $590.4 million (preliminary)
●	Annuity deposits of $189.4 million, Saybrus Partners revenue of $9.0 million
●	Investor Conference Call scheduled for Tuesday, May 12, 2015 at 10 a.m. EDT

Hartford, Conn., May 11, 2015 – The Phoenix Companies, Inc. (NYSE:PNX) today announced financial results for the first quarter of 2015 and filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 with the U.S. Securities and Exchange Commission (“SEC”).

CEO COMMENTS

“Phoenix’s first quarter results were primarily driven by a non-recurring charge related to a litigation settlement as well as unfavorable mortality,” said James D. Wehr, president and chief executive officer.

“The legal settlement provides a level of certainty and closure to a significant portion of COI litigation, some of which has been in the courts for several years,” he said.

“Although mortality can be volatile on a quarterly basis, our cumulative experience has been favorable to expectations over the last five years. Further, the adverse experience this quarter does not impact our assumptions regarding future mortality,” he said.

“These same two drivers – the non-recurring litigation charge and mortality – also were reflected in first quarter statutory results of our life insurance companies, resulting in a decline in statutory surplus. However, PLIC’s risk-based capital ratio remains strong at 288%,” he said.

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“We are currently pursuing several capital management actions that would offset the first quarter decline in statutory capital. The largest action is an intercompany reinsurance agreement  that we are working to close in the second quarter. We expect this transaction would increase PLIC’s statutory surplus and bring its risk-based capital ratio within a 325% – 350% range, while also benefiting PHL Variable Insurance Company,” he said.

“We also expect holding company liquidity to remain above our $50 million internal threshold,” he added.

 “During the quarter, many of our key business metrics remained on track. These include sales of fixed indexed annuities, low surrender rates, revenue and EBITDA growth for Saybrus Partners, and lower financial reporting expenses,” Mr. Wehr concluded.

FIRST QUARTER 2015 EARNINGS DRIVERS

The net loss attributable to The Phoenix Companies, Inc. was $74.0 million for the first quarter of 2015, compared with a net loss attributable to The Phoenix Companies, Inc. of $28.1 million for the first quarter of 2014.

Primary drivers of the first quarter 2015 loss:

●
A $48.5 million non-recurring charge in connection with a previously disclosed agreement to settle class actions relating to certain cost of insurance ("COI") rate adjustments. The April 30, 2015 agreement is subject to certain conditions and court approval.

●	Unfavorable mortality in the open block, primarily in the universal life (“UL”) product line, that contributed approximately $30 million to the loss.
●
Total financial reporting expenses of $19.2 million, including $2.1 million relating to remediation, $9.5 million in audit and restatement expenses, and $7.6 million in other external financial reporting support.

FIRST QUARTER 2015 EARNINGS SUMMARY

($ in millions, except per share data)	For the Qtr Ended Mar. 31, 2015	For the Qtr Ended Dec. 31, 2014	For the Qtr Ended Mar. 31, 2014
Net loss	$(73.0)	$(136.1)	(28.2)
Less: Net income (loss) attributable to noncontrolling interests	1.0	4.2	(0.1)
Net loss attributable to The Phoenix Companies, Inc.	$(74.0)	$(140.3)	(28.1)

EARNINGS PER SHARE SUMMARY:
Net income (loss) attributable to The Phoenix Companies, Inc.
Basic	$(12.87)	$(24.40)	(4.89)
Diluted	$(12.87)	$(24.40)	(4.89)

Weighted average shares outstanding (in thousands)
Basic	5,751	5,750	5,742
Diluted	5,751	5,750	5,742
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REALIZED AND UNREALIZED GAINS AND LOSSES

●
The primary driver of the net realized losses for the first quarter 2015 was a loss in the value of embedded derivatives associated with a fixed indexed annuity indexed crediting feature and variable annuity riders, and other-than-temporary equity impairments, offset by debt security transaction gains.

●	Net other-than-temporary fixed income impairment losses for the first quarter 2015 remained well below long-term averages.

Realized Gains and Losses

($ in millions)	For the Qtr Ended Mar. 31, 2015	For the Qtr Ended Dec. 31, 2014	For the Qtr Ended Mar. 31, 2014
Total net realized losses	$(16.1)	$(14.7)	$(26.9)
Net other-than-temporary impairment losses recognized in earnings	$(8.4)	$(3.0)	$(0.2)
Derivative losses	$(12.6)	$(22.3)	$(36.7)

Unrealized Investment Gains and Losses

●	Net unrealized gains on available-for-sale debt securities increased by $143.9 million to $845.2 million at March 31, 2015 from $701.3 million at Dec. 31, 2014, due primarily to lower interest rates.

BALANCE SHEET AND LIQUIDITY

●
At March 31, 2015, holding company cash and non-affiliated securities were $83.1 million, compared with $78.3 million at Dec. 31, 2014. The increase was driven primarily by $15.0 million in dividends received from PLIC during the first quarter. PLIC’s remaining dividend capacity for 2015 is $44.9 million. Phoenix expects holding company liquidity to remain above its $50.0 million internal threshold.

●
Liquidity in the life companies remained strong with cash and cash equivalents, short-term investments, treasuries and agency mortgage-backed securities totaling $1.6 billion, or 11.7% of the fixed income portfolio, at March 31, 2015, compared with $1.7 billion, or 12.7% of the fixed income portfolio, at Dec. 31, 2014.

●
The quality of the investment portfolio remained strong during the first quarter of 2015 with the proportion of below investment grade bonds as a percentage of total available-for-sale debt securities at 7.2% at March 31, 2015, compared with 6.7% at Dec. 31, 2014.

●	Phoenix has no debt maturities until 2032.

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Balance Sheet

($ in millions)	Mar. 31, 2015	Dec. 31, 2014	Change
Total Assets	$21,933.2	$21,745.9	$187.3
Total Liabilities	$21,660.6	$21,399.3	$261.3
Indebtedness	$378.9	$378.9	$--
Accumulated Other Comprehensive Income (Loss)	$(236.6)	$(234.4)	$(2.2)
Total Stockholders’ Equity	$272.6	$346.6	$(74.0)

FIRST QUARTER 2015 OPERATING HIGHLIGHTS

●	Annuity deposits were $189.4 million, primarily in fixed indexed annuities.
●	Life insurance annualized premium was $4.0 million, driven by sales of term, whole life and UL insurance.
●	Total annualized life insurance surrender rate was 3.9%, improved from both the first and fourth quarters of 2014.
●	Annualized annuity surrender rate was 11.2%, improved from the first quarter of 2014 and consistent with the fourth quarter of 2014.
●	Phoenix’s distribution company, Saybrus Partners, revenue grew 23% and EBITDA grew 60% from the first quarter of 2014.
●	Mortality was unfavorable compared with expectations, with unfavorable open block experience driven by the UL product line. Closed block experience also was unfavorable compared with expectations.
●
Total financial reporting expenses of $19.2 million were down from $19.8 million for the fourth quarter of 2014 and $39.2 million for the first quarter of 2014. Over the past five quarters, financial reporting expenses have included restatement, SEC reporting catch up, remediation and audit expenses.

($ in millions, unless noted otherwise)	As of or for the Qtr Ended Mar. 31, 2015	As of or for the Qtr Ended Dec. 31, 2014	As of or for the Qtr Ended Mar. 31, 2014
Annuity deposits	$189.4	$177.8	$170.4
Net annuity flows (deposits less surrenders)	$30.0	$19.6	$(2.3)
Annuity funds under management ($ in billions)	$5.7	$5.7	$5.5
Life insurance annualized premium	$4.0	$2.5	$0.5
Total individual life surrenders (annualized)	3.9%	4.7%	$4.8%
Total closed block life surrenders (annualized)	3.4%	4.3%	4.7%
Total annuity surrenders (annualized)	11.2%	11.2%	12.5%
Holding company cash and non-affiliated Securities	$83.1	$78.3	$175.6
Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)	$0.8	$1.6	$0.5
Saybrus Partners revenue	$9.0	$10.3	$7.3
-more- Total Financial Reporting Expenses	$19.2	$19.8	$39.2

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FIRST QUARTER 2015 PRELIMINARY STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

Phoenix’s principal operating subsidiary, PLIC, expects to file its unaudited statutory financial statements for the quarter ended March 31, 2015 with the New York State Department of Financial Services on May 15, 2015. Preliminary highlights from that filing:

●
PLIC reported a statutory net loss from operations of $3.5 million and a statutory net loss of $9.9 million for the quarter ended March 31, 2015, compared with a statutory net gain from operations of $43.8 million and statutory net income of $47.6 million for the quarter ended March 31, 2014.

●	PLIC reported statutory net investment income of $149.2 million for the quarter ended March 31, 2015, compared with $154.7 million for the quarter ended March 31, 2014.
●
PLIC’s statutory surplus and asset valuation reserve was $590.4 million at March 31, 2015, compared with $752.2 million at Dec. 31, 2014. The $161.8 million decrease reflects the $48.5 million legal settlement, approximately $34 million for adverse mortality, a $55.0 million decrease in the admitted deferred tax asset resulting from the surplus decline, and $15.0 million in dividends PLIC paid to the parent holding company during the first quarter.

●
PLIC’s estimated risk-based capital (“RBC”) ratio was 288% at March 31, 2015, compared with 334% at Dec. 31, 2014. PHL Variable Insurance Company (“PHL Variable”), PLIC’s wholly owned subsidiary, had an estimated RBC ratio of 122% at March 31, 2015, compared with 218% at Dec. 31, 2014, reflecting its portions of the legal settlement, unfavorable mortality and lower admitted deferred tax asset resulting from the surplus decline.

●
Phoenix is pursuing an intercompany reinsurance agreement intended to favorably impact statutory surplus and RBC for both PLIC and PHL Variable. The transaction would return PLIC’s RBC ratio to within a 325% - 350% range and improve PHL Variable’s RBC ratio to approximately 225%. The company is working to close the transaction in the second quarter of 2015.

LEGAL SETTLEMENT

As previously disclosed, PLIC and PHL Variable reached an agreement as of April 30, 2015 with plaintiffs to resolve two class actions relating to COI rate adjustments made in 2010 and 2011 on certain policies. The agreement is subject to certain conditions and court approval.

●
The settlement class consists of all policyholders that were subject to these COI rate adjustments, including policyholders in all previously disclosed COI litigation and will be structured to allow class members to opt out of the settlement.

●	PLIC and PHL Variable will establish a settlement fund, which may be reduced proportionally for any opt-outs, and will pay a settlement class counsel fee if the settlement is approved by the court.

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●
Provisions of the settlement agreement include no roll-back or reduction of existing COI rates, no challenges to any policies in the settlement class for lack of a valid insurable interest, and no additional COI rate increases on the affected policies until December 31, 2020.

●
PLIC and PHL Variable agreed to pay a total of $48.5 million in connection with the settlement, which resulted in a litigation accrual in the first quarter of 2015 of $12.1 million by PLIC and $36.4 million by PHL Variable, before taxes. The resolution of opt-outs could result in an ultimate cost to the company that is higher or lower.

●	The settlement is not an obligation of the holding company.

CONFERENCE CALL

Phoenix will host a conference call on Tuesday, May 12, 2015 at 10 a.m. EDT to discuss the company’s first quarter 2015 financial results and other matters. Presentation materials and a live broadcast will be available on the company’s website, www.phoenixwm.com, in the Investor Relations section. The live broadcast also can be accessed by telephone at 517-308-9305 (Passcode: PHOENIX). A replay will be available through May 26, 2015 by telephone at 203-369-1073 and on the company’s website.

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc., offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. PHL Variable Insurance Company has its statutory home office in Hartford, Connecticut, and files annual and other periodic reports under the Securities Exchange Act of 1934. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatements and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix’s ability to satisfy its requirements under, and maintain

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the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to maintain a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Statements of Income and Comprehensive Income

	Three Months Ended March 31,
($ in millions, except per share data)	2015	2014
REVENUES:
Premiums	$78.4	$79.6
Fee income	133.8	134.8
Net investment income	209.3	211.5
Net realized gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(7.0)	—
Portion of OTTI losses recognized in other comprehensive income (“OCI”)	(1.4)	(0.2)
Net OTTI losses recognized in earnings	(8.4)	(0.2)
Net realized gains (losses), excluding OTTI losses	(7.7)	(26.7)
Net realized gains (losses)	(16.1)	(26.9)
Total revenues	405.4	399.0

BENEFITS AND EXPENSES:
Policy benefits	292.0	230.3
Policyholder dividends	40.1	72.2
Policy acquisition cost amortization	17.1	24.6
Interest expense on indebtedness	7.1	7.1
Other operating expenses	123.8	97.2
Total benefits and expenses	480.1	431.4
Income (loss) from continuing operations before income taxes	(74.7)	(32.4)
Income tax expense (benefit)	(2.2)	(4.8)
Income (loss) from continuing operations	(72.5)	(27.6)
Income (loss) from discontinued operations, net of income taxes	(0.5)	(0.6)
Net income (loss)	(73.0)	(28.2)
Less: Net income (loss) attributable to noncontrolling interests	1.0	(0.1)
Net income (loss) attributable to The Phoenix Companies, Inc.	$(74.0)	$(28.1)

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THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Statements of Income and Comprehensive Income

(Continued from previous page)	Three Months Ended March 31,
($ in millions, except per share data)	2015	2014
COMPREHENSIVE INCOME (LOSS):
Net income (loss) attributable to The Phoenix Companies, Inc.	$(74.0)	$(28.1)
Net income (loss) attributable to noncontrolling interests	1.0	(0.1)
Net income (loss)	(73.0)	(28.2)
Other comprehensive income (loss) before income taxes:
Unrealized investment gains (losses), net of related offsets	3.4	23.7
Net pension liability adjustment	1.4	1.7
Other comprehensive income (loss) before income taxes	4.8	25.4
Less: Income tax expense (benefit) related to:
Unrealized investment gains (losses), net of related offsets	7.0	32.7
Net pension liability adjustment	—	—
Total income tax expense (benefit)	7.0	32.7
Other comprehensive income (loss), net of income taxes	(2.2)	(7.3)
Comprehensive income (loss)	(75.2)	(35.5)
Less: Comprehensive income (loss) attributable to noncontrolling interests	1.0	(0.1)
Comprehensive income (loss) attributable to The Phoenix Companies, Inc.	$(76.2)	$(35.4)

EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations – basic	$(12.78)	$(4.79)
Income (loss) from continuing operations – diluted	$(12.78)	$(4.79)
Income (loss) from discontinued operations – basic	$(0.09)	$(0.10)
Income (loss) from discontinued operations – diluted	$(0.09)	$(0.10)
Net income (loss) attributable to The Phoenix Companies, Inc. – basic	$(12.87)	$(4.89)
Net income (loss) attributable to The Phoenix Companies, Inc. – diluted	$(12.87)	$(4.89)
Basic weighted-average common shares outstanding (in thousands)	5,751	5,742
Diluted weighted-average common shares outstanding (in thousands)	5,751	5,742

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THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Balance Sheets

($ in millions, except share data)	March 31, 2015	December 31, 2014
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $12,140.1 and $11,978.0)	$12,985.3	$12,679.3
Available-for-sale equity securities, at fair value (cost of $154.5 and $156.0)	175.5	179.5
Short-term investments	154.7	149.7
Limited partnerships and other investments	541.7	542.8
Policy loans, at unpaid principal balances	2,363.9	2,352.1
Derivative instruments	140.2	161.3
Fair value investments	250.8	235.4
Total investments	16,612.1	16,300.1
Cash and cash equivalents	347.5	450.0
Accrued investment income	181.2	176.7
Reinsurance recoverable	600.3	559.1
Deferred policy acquisition costs	836.5	848.6
Deferred income taxes, net	28.7	34.2
Other assets	311.9	311.3
Discontinued operations assets	45.6	45.2
Separate account assets	2,969.4	3,020.7
Total assets	$21,933.2	$21,745.9

LIABILITIES:
Policy liabilities and accruals	$12,496.8	$12,417.6
Policyholder deposit funds	4,084.6	3,955.0
Dividend obligations	977.2	916.8
Indebtedness	378.9	378.9
Pension and post-employment liabilities	376.9	380.0
Other liabilities	336.2	289.8
Discontinued operations liabilities	40.6	40.5
Separate account liabilities	2,969.4	3,020.7
Total liabilities	21,660.6	21,399.3

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 5.8 million and 5.8 million shares outstanding	0.1	0.1
Additional paid-in capital	2,632.8	2,632.8
Accumulated other comprehensive income (loss)	(236.6)	(234.4)
Retained earnings (accumulated deficit)	(1,963.0)	(1,889.0)
Treasury stock, at cost: 0.7 million and 0.7 million shares	(182.9)	(182.9)
Total The Phoenix Companies, Inc. stockholders’ equity	250.4	326.6
Noncontrolling interests	22.2	20.0
Total stockholders’ equity	272.6	346.6
Total liabilities and stockholders’ equity	$21,933.2	$21,745.9

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